Exhibit 99.1

ArriVent Appoints Kristine Peterson to its Board of Directors

NEWTON SQUARE, PA – April 22, 2024 – ArriVent BioPharma, Inc., a clinical-stage company dedicated to accelerating the global development of innovative biopharmaceutical therapeutics, today announced the appointment of Kristine Peterson to its Board of Directors. Ms. Peterson brings over 30 years of biopharmaceutical leadership experience, and currently serves on the Boards of public companies Immunocore, Inc. and Enanta Pharmaceuticals.

“We are thrilled for Kris to join our Board of Directors at such an important time for ArriVent, as we advance the development of firmonertinib in multiple non-small cell lung cancer (“NSCLC”) indications,” said Bing Yao, Chairman and Chief Executive Officer of ArriVent. “Kris has a proven track record of strong leadership across the biotech and pharmaceutical industries, with experience successfully launching and commercializing multiple products. Her insight and counsel as a member of our Board will be invaluable as we work to maximize the potential of our pipeline and ensure our medicines reach the patients who need them most.”

“I am excited to work alongside ArriVent’s talented management team and Board of Directors to help address the unmet needs of cancer patients,” said Ms. Peterson. “I look forward to providing strategic insights to support ArriVent’s mission of identifying and developing potentially transformative medicines.”

Ms. Peterson has served as a Board Member for multiple companies, including ImmunoGen, Inc., Immunocore, Inc., Enanta Pharmaceuticals, Paratek Pharmaceuticals, Amarin Corporation and EyePoint Pharma. Most recently, she served as Chief Executive Officer for Valeritas, Inc., where she led the company’s development from early-stage R&D through to commercialization. Prior to Valeritas, Ms. Peterson held executive leadership roles at Johnson & Johnson, including Company Group Chair for their worldwide biotech and oncology groups, where she grew those businesses to more than $6 billion in sales, launched several new products, licensed new therapeutics, and rebuilt oncology R&D. Previously, she was also President and Senior Vice President, Commercial Operations for Biovail Corporation, where she oversaw the U.S. and Canadian business units. Earlier in her career, Ms. Peterson spent 20 years at Bristol-Myers Squibb in a variety of senior roles, including running their cardiovascular and metabolics business unit. She earned her B.S. and M.B.A from the University of Illinois at Urbana-Champaign.

About ArriVent

ArriVent is a clinical-stage biopharmaceutical company dedicated to the identification, development and commercialization of differentiated medicines to address the unmet medical needs of patients with cancers. ArriVent seeks to utilize its team’s deep drug development experience to maximize the potential of its lead development candidate, firmonertinib, and advance a pipeline of novel therapeutics, such as next-generation antibody drug conjugates, through approval and commercialization in patients suffering from cancer, with an initial focus on solid tumors.

Forward-Looking Statements

This press release includes certain disclosures that contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release, including statements regarding ArriVent’s ability to develop drugs that help to address the unmet needs of cancer patients, the timing, progress and results of pre-clinical studies and clinical trials for firmonertinib, including our product development plans and strategies, ArriVent’s clinical programs future results of operations or financial condition, business strategy and plans, and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. Forward-looking statements are based on ArriVent’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, risks and uncertainties that are described more fully in the section titled “Risk Factors” in ArriVent’s annual report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Securities and Exchange Commission on March 28, 2024, and its other filings with the Securities and Exchange Commission. Forward-looking statements contained in this press release are made as of this date, and ArriVent undertakes no duty to update such information except as required under applicable law.

Contact for Investors & Media:

Argot Partners

212.600.1902

ArriVent@argotpartners.com

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